                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                      CHECKERS DRIVE-IN RESTAURANTS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                      CHECKERS DRIVE-IN RESTAURANTS, INC.
                       600 CLEVELAND STREET, EIGHTH FLOOR
                           CLEARWATER, FLORIDA  34615


                                                                    May 15, 1998

Dear Stockholder:

         You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Checkers Drive-In Restaurants, Inc. The Meeting will be held Thursday, June 11, 1998 at 1:30 p.m., Pacific Time, at Fess Parker's Doubletree Resort, located at 633 East Cabrillo Boulevard, Santa Barbara, California.

         The Notice of the Meeting and the Proxy Statement on the following pages cover the formal business of the Meeting. We will also report on the progress of the Company and comment on matters of current interest.

         It is important that your shares be represented at the Meeting. We ask that you promptly sign, date and return the enclosed proxy card in the envelope provided, even if you plan to attend the Meeting. Returning your proxy card to us will not prevent you from voting in person at the Meeting if you are present and choose to do so.

         If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

         Your Board of Directors and management look forward to greeting you personally at the Meeting.

                                        Sincerely,



                                        James T. Holder
                                        Secretary

                      CHECKERS DRIVE-IN RESTAURANTS, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 11, 1998

         Notice is hereby given that the Annual Meeting of Stockholders of Checkers Drive-In Restaurants, Inc., a Delaware corporation, will be held at Fess Parker's Doubletree Resort, located at 633 East Cabrillo Boulevard, Santa Barbara, California, on Thursday, June 11, 1998, at 1:30 p.m., Pacific Time, for the following purposes:

                 1. To elect three Directors to serve until the Annual Meeting in 2001 and until their successors are elected and qualified or until their earlier resignation, removal from office or death;

                 2. To ratify and approve the grant of options to the Non-Employee Directors;

                 3. To ratify and approve an amendment to the Company's 1991 Stock Option Plan;

                 4. To ratify and approve the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for fiscal 1998; and

                 5. To transact such other business as may properly come before the Meeting or any adjournment thereof.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete description of the matters to be acted upon at the Meeting. The 1997 Annual Report of the Company is also enclosed. Stockholders of record at the close of business on May 11, 1998 are entitled to receive notice of and to vote at the Meeting and any adjournment thereof. A list of such stockholders will be available for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, at 3938 State Street, Suite 200, Santa Barbara, California 93105, for a period of ten days prior to the Meeting date.

         All stockholders are cordially invited to attend the Meeting. Whether or not you expect to attend, please sign and return the enclosed Proxy promptly in the envelope provided to assure the presence of a quorum. You may revoke your Proxy and vote in person at the Meeting if you desire. If your shares are held in street name by a brokerage firm, your broker will supply you with a proxy to be returned to the brokerage firm. It is important that you return the form to the brokerage firm as quickly as possible so that the brokerage firm may vote your shares. You may not vote your shares in person at the Meeting unless you obtain a power of attorney or legal proxy from your broker authorizing you to vote the shares, and you present this power of attorney or proxy at the Meeting.

                                        By order of the Board of Directors,


                                        JAMES T. HOLDER
                                        Secretary
Clearwater, Florida
May 15, 1998

                      CHECKERS DRIVE-IN RESTAURANTS, INC.
                       600 CLEVELAND STREET, EIGHTH FLOOR
                           CLEARWATER, FLORIDA 34615

                                PROXY STATEMENT

         This Proxy Statement is furnished by the Board of Directors and management of Checkers Drive-In Restaurants, Inc. (the "Company" or "Checkers") in connection with the solicitation of proxies to be voted at the Company's 1998 Annual Meeting of Stockholders, which will be held at 1:30 p.m., Pacific Time, on Thursday, June 11, 1998, at Fess Parker's Doubletree Resort, 633 East Cabrillo Boulevard, Santa Barbara, California (the "Meeting").

         Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors.

         The close of business on May 11, 1998, has been designated as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting ("Stockholders"). As of May 11, 1998, 73,411,112 shares of the Company's Common Stock, par value $.001 per share (the "Common Stock"), were issued and outstanding. Each Stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company as of the close of business on May 11, 1998 on all matters that come before the Meeting.

         The affirmative vote of a majority of the votes cast at the Meeting will be required for the election of Directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more Directors will not be treated as voted with respect to the Directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item to be acted upon at the Meeting, the affirmative vote of the holders of a majority of the shares of Common Stock represented in person or by proxy at the meeting and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN," although counted for purposes of determining whether there is a quorum, will not be voted. Accordingly, an abstention will have the same effect as a vote cast against such other matters.

         In accordance with the rules of the NASDAQ National Market, brokers and nominees may be precluded from exercising their voting discretion with respect to certain matters to be acted upon (e.g., any proposal which would substantially affect the rights or privileges of the Common Stock) and thus, in the absence of specific instructions from the beneficial owner of shares, will not be empowered to vote the shares on such matters. If a broker indicates that it does not have discretionary authority as to certain shares to vote on a particular matter, such shares will not be considered as present and entitled
to vote with respect to that matter.   Shares represented by such broker
non-votes will, however, be counted for purposes of determining whether there is a quorum.

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company, without additional compensation. The Company will reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy has been first mailed to Stockholders is May 15, 1998.

                             ELECTION OF DIRECTORS

         There are currently eight seats on the Board of Directors of the Company, with no vacancies. The Board is divided into three classes of Directors serving staggered three-year terms. Directors hold their positions until the annual meeting of stockholders in the year in which their term expires and until their respective successors are elected and qualified or until their earlier resignation, removal from office or death. The term of office of three of the Company's Directors, Terry N. Christensen, Frederick E. Fisher and James J. Gillespie, will expire at the Meeting. Mr. Fisher will not stand for re-election as a Director, and the Board has nominated Peter C. O'Hara to fill such vacancy. The Board of Directors unanimously recommends that you vote "FOR" the election of Messrs. Christensen, Gillespie and O'Hara as Directors, to hold office until the Company's annual meeting in 2001 and until their successors shall be duly elected and qualified or until their earlier resignation, removal from office or death. See "Management - Directors and Executive Officers" and " - Security Ownership of Management and Others" for further information on such nominees. Stockholders may vote for up to
three nominees.   Stockholders may not vote cumulatively in the election of
Directors. In the event any of the nominees should be unable to serve, which is not anticipated, the proxy committee, which consists of Messrs. James J. Gillespie, Joseph N. Stein and James T. Holder, will vote for such other person or persons for the office of Director as the Board of Directors may recommend.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names and ages of the Directors, nominee for Director and executive officers of the Company and the positions they hold. Executive officers serve at the pleasure of the Board of Directors.

NAME                                    AGE                                  POSITION
----                                    ---                                  --------
William P. Foley, II                    53             Chairman of the Board of Directors (term expiring in 1999)

James J. Gillespie                      47             President, Chief Executive Officer and Director (term expiring in
                                                       1998); Nominee for Director with term expiring in 2001

Harvey Fattig                           57             Executive Vice President and Chief Operating Officer

Joseph N. Stein                         37             Executive Vice President and Chief Administrative Officer

Richard  A. Peabody                     37             Vice President and Chief Financial Officer

James T. Holder                         39             Senior Vice President, General Counsel and
                                                       Secretary

Terry N. Christensen                    57             Director (term expiring in 1998); Nominee for Director with term expiring in 2001






NAME                                    AGE            POSITION
----                                    ---            --------
Frederick E. Fisher                     67             Director (term expiring in 1998)

Clarence V. McKee                       55             Director (term expiring in 1999)

Burt Sugarman                           58             Director (term expiring in 2000)

C. Thomas Thompson                      48             Director (term expiring in 1999)

Jean Giles Wittner                      63             Director (term expiring in 2000)

Peter C. O'Hara                         42             Nominee for Director with term expiring in 2001


         William P. Foley, II has served as a Director of the Company since November 1996 and as Chairman of the Board since June 1997. Mr. Foley has been the Chairman of the Board and Chief Executive Officer of Fidelity National Financial, Inc., which through its subsidiaries is a title insurance underwriting company ("Fidelity"), since its formation in 1984. Mr. Foley was also President of Fidelity from 1984 until December 31, 1994. He has been Chairman of the Board and Chief Executive Officer of Fidelity National Title Insurance Company since April 1981. Mr. Foley is also currently serving as Chairman of the Board of Directors and Chief Executive Officer of CKE Restaurants, Inc., owner, operator and franchisor of quick-service restaurants, primarily under the Carl's Jr. and Hardee's brand names ("CKE"), and as Chairman of the Board of Rally's Hamburgers, Inc., developer, owner, operator and franchisor of quick-service "double drive-thru" restaurants under the name "Rally's" and is a director of Micro General Corporation, DataWorks Corporation and Fresh Foods, Inc.

         James J. Gillespie has served as Chief Executive Officer of the Company, and as President and Chief Executive Officer of Rally's, since November 1997 and as a Director of the Company and Rally's since December
1997. Mr. Gillespie has served as President of the Company since February 1998. He served as President of the Applebee's Division of Apple South, Inc., franchisee of 254 Applebee restaurants from January to October 1997. Prior thereto, Mr. Gillespie served since 1976 in various capacities with Long John Silver's, Inc., operator and franchisor of Long John Silver's restaurants, including as Senior Vice President-Franchise Operations and, prior to that position, as Divisional Vice President, Southwest Division. The Company and Rally's share the costs related to the employment of Mr. Gillespie and other shared executive officers. See "Management-Compensation of Executive Officers" and "Compensation Committee Interlocks and Insider Participation."

         Harvey Fattig has served as Chief Operating Officer of the Company and Rally's since March 1998. Mr. Fattig served as Regional Vice President of Long John Silver's, Inc. from March 1990 through February 1998.

         Joseph N. Stein has served as Executive Vice President and Chief Administrative Officer of the Company since January 1997 and as Executive Vice President and Chief Financial Officer of Rally's since December 1997. He served as Chief Financial Officer of the Company from January 1997 to February 1998. From May 1995 through December 1996, Mr. Stein was Senior Vice President and Chief Financial Officer for Carl Karcher Enterprises, Inc. For more than five years prior to his employment with Carl Karcher Enterprises, Inc., Mr. Stein was Senior Vice President, Director, National Agency Operation at Fidelity National Title Company.

         Richard A. Peabody has served as Vice President and Chief Financial Officer of the Company since January, 1998. From December 1996 to December 1997, Mr. Peabody was Chief Administrative

Officer of Taco Bueno Restaurants, Inc., a subsidiary of CKE. For more than five years prior to his employment with Taco Bueno Restaurants, Inc., Mr. Peabody was Division Controller at Black-eyed Pea Management Corp.

         James T. Holder has served as a Senior Vice President and General Counsel of the Company since January 1997 and as Senior Vice President, Assistant General Counsel and Secretary of Rally's since December 1997. He served as Chief Financial Officer of the Company from May to December 1996 and has served as Secretary of the Company since October 1995. Mr. Holder served as Vice President and General Counsel of the Company from September 1995 to June 1996, as senior legal counsel for the Company from December 1994 through April 1995 and corporate counsel from November 1993 through November 1994. Mr. Holder was engaged in the private practice of law from January 1991 to November 1993, in Tampa, Florida.

         Terry N. Christensen has served as a Director of the Company since November 1996. Mr. Christensen has been a partner in the law firm of Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP since May 1988. Mr. Christensen is a director of GIANT GROUP, LTD. ("GIANT"), Rally's and MGM Grand, Inc. Christensen, Miller, Fink, Jacobs, Glaser, Weil & Shapiro, LLP has performed legal services for the Company during 1997 and will perform legal services for the Company in 1998. Such services have related to compliance with securities laws and other business matters.

         Frederick E. Fisher has served as a Director of the Company since February 1995 and as Chairman of the Board from November 1996 to June 1997.
Mr. Fisher is a private investor and has been a leader in many community and state charitable organizations since his retirement in 1983. He is a founder and director of Peoples Bank of Palm Harbor, Florida. Mr. Fisher was Chairman and Chief Executive Officer of U.S. Capital Corporation, a resort development company, from 1982 until his retirement in 1983. Mr. Fisher served as the Vice Chairman and Chief Financial Officer of U.S. Home Corporation from 1969 to 1981, during which time it grew from a local building company to the nation's largest home builder.

         Clarence V. McKee has served as a Director of the Company since June 1996. Mr. McKee has been the President and Chief Executive Officer of McKee Communications, Inc., a Tampa, Florida based company engaged in the acquisition and management of communications companies, since October 1992. From 1987 to October 1992, Mr. McKee was the co-owner, Chairman and Chief Executive Officer of WTVT-Inc., the licensee of television channel 13 in Tampa, Florida. Mr. McKee is a member of the Boards of Directors of the Florida Progress Corporation and its subsidiary, Florida Power Corporation, and Barnett Banks, Inc. He is a former chairman of the Florida Association of Broadcasters.

         Burt Sugarman has served as a Director of the Company since June 1997. Mr. Sugarman has been the Chairman of the Board, President and Chief Executive Officer of GIANT for more than the past five years and served as the Chief Executive Officer of Rally's from 1990 and as the Chairman of the Board of Directors of Rally's from 1991, resigning from these offices in February 1994. Mr. Sugarman resumed the position of Chairman of the Board of Directors of Rally's in November 1994 and resigned such office in October 1997. Mr. Sugarman is a Director of GIANT and Rally's.

         C. Thomas Thompson has served as a Director of the Company since November 1996 and as Vice Chairman of the Board of Directors since December 1996. He also served as Chief Executive Officer of the Company from December 1996 to November 1997. Mr. Thompson has been President and Chief Operating Officer of Carl Karcher Enterprises, Inc., a wholly owned subsidiary of CKE, since October 1994 and as President of CKE since December 1984. Since 1984, Mr. Thompson has been a partner in a partnership which owns and operates 15 restaurants under the Carl's Jr. franchise system. Mr. Thompson is a director of Rally's.

         Jean Giles Wittner has served as a Director of the Company since August 1996. She has served as President of Wittner & Company, a diversified company specializing in life insurance brokerage, employee benefit consulting, benefit administration and commercial property management, from 1988 to the present. She is a director or First Progress Corporation, Raymond James Bank and the Pinellas County Education Foundation and a trustee of Florida Progress Foundation, Eckerd College and Menorah Manor. She also serves on the Pinellas Work Force Development Board.

         Peter C. O'Hara has served as president of Capital Management of L. I., N.Y., Inc., a Checkers franchise area developer for Long Island, New York, since March 1994. Prior thereto, from June 1990 to April 1994, Mr. O'Hara served as Chief Operating Officer and a director of Pudgie's Famous Chicken, Ltd., owner, operator and franchisor, primarily in New York state, of quick service restaurants featuring skinless fried chicken.

         No family relationships exist between any of the Directors of the Company, the persons listed as nominees for election as Directors at the Meeting and the executive officers of the Company. There are no arrangements or understandings between any Director or nominee and any other person concerning service or nomination as a Director.

         The Board of Directors held seven meetings during 1997 and acted five times by unanimous written consent without a meeting. In 1997, each incumbent Director attended at least 75% of the meetings of the Board of Directors and of each committee of which he was a member.

COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors has Audit, Compensation and Stock Option Committees; it does not have a Nominating Committee. The entire Board of Directors functions as a Nominating Committee, and the Board will consider written recommendations from stockholders for nominations to the Board of Directors in accordance with the procedures set forth in the By-Laws of the Company. See "Stockholder Proposals for Presentation at the 1999 Annual Meeting."

         During 1997, the Audit Committee consisted of William P. Foley, II, Chairman, Terry N. Christensen and Clarence V. McKee and held one meeting.
The Audit Committee recommends the appointment of the independent public accountants of the Company, discusses and reviews the scope and fees of the prospective annual audit and reviews the results thereof with the independent public accountants, reviews and approves non-audit services of the independent public accountants, reviews compliance with existing major accounting and financial policies of the Company, reviews the adequacy of the financial organization of the Company, reviews management's procedures and policies relative to the adequacy of the Company's internal accounting controls and compliance with federal and state laws relating to accounting practices, and reviews and approves (with the concurrence of the majority of the disinterested Directors of the Company) transactions, if any, with affiliated parties.

         During 1997, the Compensation Committee consisted of William P. Foley, II, Chairman, and Clarence V. McKee and held two meetings. Its principal function is to make recommendations to the Board of Directors with respect to the compensation and benefits to be paid to officers, and it performs other duties prescribed by the Board with respect to employee stock plans and benefit programs.

         During 1997, the Stock Option Committee consisted of William P. Foley, II, Chairman and Clarence V. McKee and acted one time by unanimous written consent without a meeting. Its principal function is to make recommendations to the Board of Directors with respect to the Company's stock option plans and other duties prescribed by the Board.

COMPENSATION OF DIRECTORS

         Directors who are not employees are compensated on the basis of $1,000 plus out-of-pocket expenses for each Board and committee meeting attended. Non-employee Directors also participate in the 1994 Stock Option Plan For Non-Employee Directors, which provides for the automatic grant to each non-employee Director, upon election to the Board of Directors, of a non-qualified, ten-year option to acquire 100,000 shares of the Company's Common Stock, with the subsequent automatic grant on the first day of each fiscal year thereafter during the time such person is serving as a non-employee Director of a non-qualified, ten-year option to acquire an additional 20,000 shares of Common Stock. All such options have an exercise price equal to the closing sale price of the Common Stock on the date of grant. One-fifth of each initial option granted pursuant to such Plan prior to August 6, 1997 become exercisable on a cumulative basis on each of the first five anniversaries of the date of the grant of such option. One-third of each annual option granted pursuant to such Plan prior to August 6, 1997 becomes exercisable on a cumulative basis on each of the first three anniversaries of the date of the grant of such option. All options granted pursuant to this Plan on or after August 6, 1997 are exercisable immediately upon grant.
Options are exercisable whether or not the Non-Employee Director is, at the time of exercise, an eligible member of the Board of Directors, unless the Director is removed for cause. Directors who are employees of the Company receive no extra compensation for their services as Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors, officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "SEC") initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company's knowledge, based solely upon a review of the forms, reports and certificates filed with the Company by such persons, all such Section 16(a) filing requirements were complied with by such persons in 1997, except as follows:

         Messrs. Stein and Fortman and Ms. Wittner each filed their Form 3 late. Messrs. Christensen, Fisher, Foley, Sugarman and Holder each filed one Form 5 late, each of which related to one option grant. Mr. McKee filed one Form 5 late relating to two option grants.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

         The following table sets forth, as of April 23, 1998, information as to the beneficial ownership of the Company's Common Stock by: (i) each person serving the Company as a Director on such date and each nominee for Director;
(ii) each person who qualifies as a "named executive officer" as defined in
Item 402(a)(3) of Regulation S-K under the Exchange Act (the "Named Executive Officers"); (iii) all of the current Directors and executive officers of the Company as a group; and (iv) each person known to the Company as having beneficial ownership of more than 5% of the Company's Common Stock.


                                       NUMBER OF SHARES                  PERCENT OF
 NAME                                 BENEFICIALLY OWNED(1)                CLASS
 ----                                 ------------------                   -----
 William P. Foley, II                    1,378,100 (3)                     1.8%

 James J. Gillespie                            --

 Joseph  N. Stein                          270,000 (4)                      *

 Richard Fortman                           250,000 (5)                      *

 James T. Holder                           149,083 (6)                      *

 Michael T. Welch                           53,334 (7)                      *

 Terry N. Christensen                      523,400 (8)                      *

 Frederick E. Fisher                       530,200 (9)                      *

 Clarence V. McKee                         526,800 (10)                     *

 Burt Sugarman                           1,234,651 (11)                    1.7%

 C. Thomas Thompson                        382,400 (12)                     *

 Jean Giles Wittner                        320,000 (13)                     *

 Peter O'Hara                               25,000 (14)                     *

 All current Directors and               5,617,968 (15)                    7.1%
 executive officers as a group (12
 persons)

 NAME AND ADDRESS OF 5%
 BENEFICIAL OWNER
 ----------------
 Rally's Hamburgers, Inc.               19,130,930                        26.1%
 600 Cleveland Street, Eighth Floor
 Clearwater, Florida  34615

 CKE Restaurants, Inc.                   7,350,428(16)                     9.1%
 1700 N. Harbor Blvd.
 Anaheim, CA  92801
-----------------

*    Less than 1%(footnotes on following page)

(1) Based upon information furnished to the Company by the named persons and information contained in filings with the SEC. Under the rules of the SEC, a person is deemed to beneficially own shares over which the person has or shares voting or investment power or which the person has the right to acquire beneficial ownership within 60 days ("Exercisable Securities"). Unless otherwise indicated, the named persons have sole voting and investment power with respect to their respective shares.

(2) Based on 73,395,983 shares of Common Stock outstanding as of April 23, 1998. Shares of Common Stock subject to options or warrants exercisable within 60 days are deemed outstanding for computing the percentage of class of the persons holding such options or warrants but are not deemed outstanding for computing the percentage of class for any other person.

(3) Includes 1,378,100 shares subject to Exercisable Securities. Excludes 2,108,262 shares subject to Exercisable Securities held by Fidelity and 7,350,428 shares subject to Exercisable Securities held by CKE, as to which Mr. Foley disclaims beneficial ownership. Mr. Foley is the Chairman of the Board and Chief Executive Officer of Fidelity and CKE. Mr. Foley may be deemed to be a controlling person of CKE and Fidelity.

(4)      Includes 250,000 shares subject to Exercisable Securities.

(5)      Includes 250,000 shares subject to Exercisable Securities.

(6)      Includes 149,083 shares subject to Exercisable Securities.

(7)      Includes 53,334 shares subject to Exercisable Securities.

(8)      Includes 523,400 shares subject to Exercisable Securities.

(9)      Includes 530,200 shares subject to Exercisable Securities.

(10)     Includes 525,800 shares subject to Exercisable Securities.

(11) Includes 1,234,651 shares subject to Exercisable Securities. Excludes 2,849,002 shares subject to Exercisable Securities held by KCC Delaware Company, a wholly owned subsidiary of GIANT, of which Mr. Sugarman is Chairman of the Board, President and Chief Executive Officer, as to which Mr. Sugarman disclaims beneficial ownership.

(12)     Includes 382,400 shares subject to Exercisable Securities.

(13)     Includes 320,000 shares subject to Exercisable Securities.

(14) Excludes 2,000 shares held by Mr. O'Hara's mother, as to which he disclaims beneficial ownership.

(15)     Includes 5,596,968 shares subject to Exercisable Securities.

(16)     Includes 7,350,428 shares subject to Exercisable Securities.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table is a summary of the compensation paid or accrued by the Company for the last three fiscal years for services in all capacities to each of the persons who qualified as a "Named Executive Officer."

                                             SUMMARY COMPENSATION TABLE
                                                                                   LONG TERM
                                                                                 COMPENSATION
                                               ANNUAL COMPENSATION                  AWARDS
                                               -------------------                  ------
                                                                                  SECURITIES
                                                                OTHER ANNUAL      UNDERLYING
  NAME AND                             SALARY       BONUS        COMPENSATION       OPTIONS        ALL OTHER
  PRINCIPAL POSITION         YEAR       ($)          ($)            $  (1)          (#) (2)       COMPENSATION
  ------------------         ----       ---          ---            ------          -------       ------------
 James J. Gillespie(3)       1997   $ 22,534      $  25,000      $    3,818(4)             --              --
   Chief Executive
   Officer

 Joseph N. Stein(5)          1997   $189,230      $      --      $  108,441(6)        250,000              --
   Executive Vice
   President and Chief
   Administrative Officer


 Richard E. Fortman(7)       1997   $189,230      $      --      $      508(8)        250,000     $        --
   President and Chief
   Operating Officer


 James T. Holder             1997   $179,231      $      --      $      287(8)        100,000     $        --
   Senior Vice President,    1996    140,350         23,077             120(8)         90,500              --
   General Counsel and       1995     80,617             --           3,112(9)             --              --
   Secretary



 Michael T. Welch(10)        1997   $137,837      $  22,000      $      543(8)             --     $        --
   Vice President,           1996    125,390          2,467             372(8)         80,000              --
   Operations Services       1995     99,773         15,200          13,261(11)            --              --
   and Research and
   Development

 C. Thomas Thompson(12)      1997   $     --      $      --      $       --           160,000              --
   Vice Chairman             1996         --             --              --                --              --

------------------

(1) Certain perquisites were provided to certain of the Named Executive Officers, but in no event did the value of the perquisites provided in any year exceed 10% of the amount of the executive's salary for that year.

(2) With the exception of Messrs. Stein and Fortman, the Options listed were granted pursuant to the Company's 1991 Stock Option Plan.

(3) Mr. Gillespie was appointed Chief Executive Officer of the Company in November 1997.

(4)      Includes relocation expenses ($3,708) and life insurance premiums
         ($109).

(5) Mr. Stein was appointed Executive Vice President and Chief Administrative Officer in January 1997 and subsequently assumed the Chief Financial Officer position. He relinquished his position as Chief Financial Officer in January 1998.

(6)      Consists of relocation expenses ($108,221) and life insurance premiums
         ($220).

(7) Mr. Fortman was appointed President and Chief Operating Officer in January 1997. He relinquished his position as President and Chief Operating Officer of the Company in February 1998.

(8)      Consists of life insurance premiums.

(9)      Consists of automobile allowance.

(10) Mr. Welch became an executive officer of the Company in March 1995, and relinquished his position with the Company in March 1998.

(11)     Consists of relocation expenses ($8,815) and automobile allowance
         ($4,446).

(12) Mr. Thompson was appointed Chief Executive Officer and Vice Chairman of the Company in December 1996. He relinquished his position as Chief Executive Officer in November 1997.

EMPLOYMENT AGREEMENTS

     Effective November 10, 1997, the Company, Rally's and James J. Gillespie entered into an employment agreement, pursuant to which Mr. Gillespie serves as the Chief Executive Officer and a Director of the Company and President, Chief Executive Officer and a Director of Rally's. The term of employment is for two years, subject to automatic renewal by the Company and Rally's for one-year periods thereafter, at an annual base salary of $282,500. Mr. Gillespie is also entitled to participate in the incentive bonus plans of the Company and Rally's. Upon execution of the employment agreement, Mr. Gillespie was granted an option to purchase 300,000 shares of Rally's common stock, $.10 per value per share ("Rally's Common Stock"), and became entitled to receive a signing bonus of $50,000. The option vests in three equal annual installments commencing on November 10, 1998; provided, that if the term of the agreement is not extended to November 10, 2000, the option becomes fully vested on November 10, 1999. Mr. Gillespie is entitled to choose to participate in either the Company's or Rally's employee benefit plans and programs and is entitled to reimbursement of his reasonable moving expenses and a relocation fee of $5,000. The agreement may be terminated at any time for cause. If Mr. Gillespie is terminated without cause, he will be entitled to receive his base annual salary, and any earned unpaid bonus, through the unexpired term of the agreement, payable in a lump sum or as directed by Mr. Gillespie. Cause is defined as (i) a material default or breach under the agreement, (ii) the willful and habitual failure to perform duties under the agreement or corporate policies, or (iii) misconduct, dishonesty, insubordination or other act that has a direct substantial and adverse effect on the reputation of the Company or Rally's or their relationships with their customers or employees. Mr. Gillespie has agreed to keep confidential all nonpublic information about the Company and Rally's during the term of his employment and for a two-year period thereafter. In addition, Mr. Gillespie has agreed that he will not during his employment, engage in, any business which is competitive with either the Company or Rally's. The Company and Rally's intend to share the costs associated with this agreement. See "Compensation Committee Interlocks and Insider Participation."

     In February 1998, the Company, Rally's and Harvey Fattig entered into a letter agreement pursuant to which Mr. Fattig is employed. Pursuant to the agreement, Mr. Fattig serves as Executive Vice President and Chief Operating Officer of the Company and Rally's and is paid by Checkers at an annual rate of $175,000. Mr. Fattig is entitled to be considered for an annual bonus and received options to purchase 108,000 shares of the Company's Common Stock and 42,000 shares of Rally's Common Stock. The options vest in equal annual installments over a three-year period. Mr. Fattig is entitled to reimbursement of his relocation expenses and to six months' severance pay if terminated without cause prior to the third anniversary of his employment.

     Effective November 22, 1996, the Company and James T. Holder entered into an employment agreement, pursuant to which Mr. Holder was employed for a term expiring on December 31, 1998, subject to automatic renewal by the Company (with Mr. Holder's consent) for one-year periods until December 31, 2000, at an annual base salary of $180,000. Mr. Holder is also eligible to receive an annual cash bonus on terms no less favorable than those afforded to other executives of the Company whose annual base salary exceeds $100,000. The agreement may be terminated by the Company at any time or by Mr. Holder for good reason. If Mr. Holder's employment is terminated by the Company without cause or by Mr. Holder for good reason, he will be entitled to receive his base annual salary, and any earned unpaid bonus, through the unexpired term of the agreement. Cause is defined as (i) a material breach of the terms of the agreement, (ii) failure to substantially perform his duties under the agreement after written demand, or (iii) engaging in conduct the consequences of which are materially adverse to the Company, monetarily or otherwise (hereinafter "Cause"). Good reason is defined as the occurrence of any of the following without Mr. Holder's written consent: (i) any material change in his status, title, authorities or responsibilities which represents a demotion of removal;
(ii) failure by the Company to continue in effect any incentive, bonus or other compensation plan or any employee benefit plan in which Mr. Holder participates; (iii) any material breach by the Company of any provision of the agreement; (iv) failure by the Company to obtain satisfactory agreement from any successor to assume the agreement; (v) any purported termination not effected pursuant to the agreement; or (vi) any change of control (hereinafter "Good Reason"). Mr. Holder has agreed to keep confidential all nonpublic information about the Company obtained by him during his employment. In addition, Mr. Holder has agreed that he will not, during his employment or for up to a one-year period thereafter, engage in, any business which is competitive with the Company. See "Compensation Committee Interlocks and Insider Participation."

     Effective July 26, 1996, the Company and Michael T. Welch entered into an employment agreement, pursuant to which Mr. Welch was employed for a term expiring on December 31, 1998, subject to automatic renewal by the Company for one-year periods, at an annual base salary of $128,260. Mr. Welch was also eligible to receive an annual cash bonus pursuant to any cash bonus plan adopted by the Company for employees of similar position. The agreement was terminable by the Company at any time or by Mr. Welch for Good Reason. If Mr. Welch's employment is terminated as a result of the Company's failure to renew the term of the agreement, by the Company without Cause, by Mr. Welch for Good Reason or as a result of his death or disability, Mr. Welch (or his estate) was entitled to receive his base annual salary, and any earned unpaid bonus, for a six-month period. Mr. Welch agreed to keep confidential all nonpublic information about the Company obtained by him during his employment. In addition, Mr. Welch has agreed that he will not, during his employment or for a six-month period thereafter, engage in, any business which is competitive with the Company. See "Compensation Committee Interlocks and Insider Participation."

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding options granted to the Named Executive Officers during fiscal 1997 pursuant to the Company's 1991 Stock Option Plan.





                             INDIVIDUAL GRANTS(1)
                          -------------------------
                                        % OF TOTAL                                 POTENTIAL REALIZABLE VALUE AT
                           NUMBER OF      OPTIONS                                  ASSUMED ANNUAL RATES OF STOCK
                          SECURITIES    GRANTED TO    EXERCISE                     PRICE APPRECIATION FOR OPTION
                          UNDERLYING     EMPLOYEES     OR BASE                               TERM (2)
                           OPTIONS      IN FISCAL      PRICE       EXPIRATION      -----------------------------
 NAME                      GRANTED(#)     YEAR       ($/SHARE)       DATE             5%($)            10%($)
 ----                      ---------      ----       --------        ----            ------           ------
 James J. Gillespie            -0-           -0-         --             --                --               --

 C. Thomas Thompson        160,000         19.1%      $1.77         1/6/07          $178,103         $451,348

 James T. Holder           100,000         11.9%       1.77         1/6/07           111,314          282,092

 Joseph N. Stein           250,000         29.9%       1.77         1/6/07           278,286          705,231

 Richard E. Fortman        250,000         29.9%       1.77         1/6/07           278,286          705,231

 Michael T. Welch              -0-           -0-         --             --                --               --



----------

(1) With the exception of Messrs. Stein and Fortman, all options were granted pursuant to the 1991 Stock Option Plan.

(2) The 5% and 10% assumed annual rates of stock price appreciation are provided in compliance with Regulation S-K under the Exchange Act. The Company does not necessarily believe that these appreciation calculations are indicative of actual future stock option values or that the price of the Common Stock will appreciate at such rates.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

     Set forth below is information with respect to options exercised by the Named Executive Officers during fiscal 1997 and the number and value of unexercised stock options held by the Named Executive Officers at the end of the fiscal year.



                                                                                      VALUE OF UNEXERCISED
                             SHARES          VALUE        NUMBER OF UNEXERCISED            IN-THE-MONEY
                          ACQUIRED ON       REALIZED      OPTIONS AT FY-END (#)      OPTIONS AT FY-END($) (1)
 NAME                     EXERCISE (#)        ($)        EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
 ----                     ------------    ------------   -------------------------   -------------------------
 James J. Gillespie            -0-            -0-                 -0-/-0-                    -0-/-0-

 C. Thomas Thompson            -0-            -0-               160,000/-0-                  -0-/-0-

 James T. Holder               -0-            -0-             149,083/50,917                 -0-/-0-

 Joseph N. Stein               -0-            -0-               250,000/-0-                  -0-/-0-

 Richard E. Fortman            -0-            -0-               250,000/-0-                  -0-/-0-

 Michael T. Welch              -0-            -0-              50,001/59,999                 -0-/-0-


-------------

(1) Based upon the difference between the exercise price and the closing price of the Common Stock ($0.813) as reported on the NASDAQ National Market on December 29, 1997.

     The information contained in this section, the following section and the section entitled "Performance Graph" are not deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation A under the Securities Act of 1933, as amended (the "Securities Act"), or to the liabilities of Section 18 of the Exchange Act.

                      REPORT OF THE COMPENSATION COMMITTEE

     The following report was prepared by the members of the Company's Compensation Committee at the end of fiscal year ended December 29, 1997.

     Annual compensation for all the executive officers of the Company is determined by the Compensation Committee of the Company, subject to the terms of any applicable employment agreement negotiated between an officer and the Company. During fiscal year 1997, annual compensation was set with the intent of reasonably compensating the executive officers of the Company, including the Chief Executive Officer, in line with industry norms, based upon the Committee members' subjective evaluation of each officer based upon assigned responsibilities, individual performance, growth of the Company, earnings of the Company and increases in the cost of living. C. Thomas Thompson served as Chief Executive Officer from December 17, 1996 to November 9, 1997 and received no compensation for his duties as an officer of the Company during fiscal year 1997, except for stock options granted to Mr. Thompson in fiscal year 1997 as reported in the table set forth under "Option Grants in Last Fiscal Year."

         During fiscal 1997, awards of stock options under the Company's 1991 Stock Option Plan to all executive officers, including the Chief Executive Officer, and other employees of the Company were made at the discretion of the members of the Stock Option Committee (which consisted of all of the members of the Compensation Committee in fiscal year 1997) pursuant to the terms of the Plan. In determining awards under the Plan, the Stock Option Committee made a subjective evaluation of individual responsibilities, past and anticipated potential individual productivity and performance, past and anticipated potential contributions to the profitability of the Company, both direct and indirect. The Stock Option Committee did not give particular weight to a specific factor or use a formula in determining awards under the Plan. While not required under the terms of the Plan, all existing stock options were granted with an exercise price at least equal to the market value of the stock at the time of the grant and generally included vesting periods which the Stock Option Committee believed would encourage the employee to remain with the Company. The benefits derived from each stock option granted under the Plan is directly attributable to a future increase in the value of the Company's Common Stock.

     James J. Gillespie has served as the Chief Executive Officer of the Company and Rally's since November 1997. In reviewing the terms of Mr. Gillespie's employment agreement and determining the compensation to be paid to him in 1997, the Compensation Committee applied the policies described above. Pursuant to his employment agreement, Mr. Gillespie is paid by the Company at the annual rate of $282,500 and received a signing bonus of $50,000. Rally's reimbursed the Company for its share of Mr. Gillespie's compensation. In addition, pursuant to his employment agreement, Mr. Gillespie was granted an option to purchase 300,000 shares of Rally's Common Stock, which vests in three annual installments subject to acceleration in certain circumstances. See "Management-Employment Agreements."



                                        William P. Foley, II (Chairman)
                                        Clarence V. McKee

                    COMPARISON OF CUMULATIVE TOTAL RETURN*
                  AMONG CHECKERS DRIVE-IN RESTAURANTS, INC.,
                   S&P 500 INDEX AND S&P RESTAURANT INDEX**

                                [GRAPH]



                   12/31/92        12/30/93        12/31/94        12/29/95        12/30/96        12/28/97
 Checkers             100              88              17               8             11               6

 S&P 500              100             108             105             141            173             219

 S&P Rest             100             116             114             170            167             178


     * Total return assumes reinvestment of any dividends for all companies considered within the comparison and is adjusted for a 3 for 2 stock split of the Company's Common Stock in June 1993.

     ** The Standard and Poor's Restaurant Index includes McDonald's Corporation and Wendy's International, Inc. among others.

     The foregoing graph assumes $100 invested on December 31, 1992, in the Company, the S&P 500 Index and the S&P Restaurant Index.

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance. Additionally, the Stock Performance Graph shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors is responsible for executive compensation decisions as described above. The Committee has been comprised of Messrs. Foley and McKee during 1997. Mr. Foley is Chairman of the Board and Chief Executive Officer of Fidelity and CKE, which, as of April 23, 1998, beneficially owned approximately 30.9% and 12.2% respectively, of the outstanding shares of Rally's Common Stock. Rally's holds approximately
26.03% of the outstanding Checkers Common Stock.

     On November 22, 1996, the Company entered into an Amended and Restated Credit Agreement (the "Restated Credit Agreement") with CKE, as agent of the various lenders named therein (the "Lenders"). The Lenders include, among others, CKE, Fidelity, C. Thomas Thompson, William P. Foley, II, Burt Sugarman and KCC Delaware Company, a wholly owned subsidiary of GIANT. Pursuant to the Restated Credit Agreement, the Company's primary debt aggregating approximately $35.8 million principal amount, which had been acquired by the Lenders on November 14, 1996, was restructured by, among other things, extending its maturity by one year to July 31, 1999, fixing the interest rate at 13.0% per annum, eliminating or relaxing certain covenants, delaying scheduled principal payments until May 19, 1997 and eliminating $6.0 million in restructuring fees and charges. In connection with the restructuring, the Company issued to the Lenders warrants to purchase an aggregate of 20 million shares of Common Stock at an exercise price of $0.75 per share, the approximate market price of the Common Stock on the day prior to the announcement of the acquisition of the
Company's debt by the Lenders.   The Lenders specified above received warrants
in the following amounts: CKE, 7,350,428; Fidelity, 2,108,262; C. Thomas Thompson, 28,490; William P. Foley, II, 854,700; Burt Sugarman, 712,250; and KCC Delaware Company, 2,849,002. The Lenders also received certain piggyback and demand registration rights with respect to the shares of Common Stock underlying their warrants.

     On February 20, 1997, the Company received $19.5 million in consideration for issuing an aggregate of 8,771,929 shares of Common Stock and 87,719 shares of the Company's Series A Preferred in a private placement. The per share purchase price for the Common Stock was $1.14, based upon the closing price ($1.34) of the Common Stock on December 16, 1996, the day prior to the approval of the transaction by the Board of Directors, less a discount for the fact that such shares are not freely transferable for a one-year period. The purchasers in the private placement included: CKE (6,162,299 shares of Common Stock and 61,636 shares of Series A Preferred Stock); Fidelity (438,5965 shares of Common Stock and 4,385 shares of Series A Preferred Stock); C. Thomas Thompson (21,929 shares of Common Stock and 219 shares of Series A Preferred Stock); William P. Foley, II (219,298 shares of Common Stock and 2,192 shares of Series A. Preferred Stock); and Burt Sugarman (54,824 shares of Common Stock and 2,192 shares of Series A. Preferred Stock). The purchasers in the private placement also received certain piggyback and demand registration rights and agreed not to sell any shares of Common Stock received in the private placement in the open market for a one-year period. The Series A Preferred stock was converted into an aggregate of 9,383,118 shares of Common Stock upon approval of such conversion by the Company's stockholders on August 6, 1997.

     Effective November 30, 1997, the Company and Rally's entered into a management services agreement (the "Management Services Agreement") pursuant to which the Company is providing key services to Rally's, including executive management, financial planning and accounting, franchise, purchasing and human resources. In addition, the Company and Rally's share certain of their executive officers, including the Chief Executive Officer and the Chief Operating Officer. Management believes that entering into the Management Services Agreement and sharing certain executive officers will enable the Company and Rally's to take advantage of cost savings opportunities by facilitating the combination of administrative and operational functions. The total cost of the services provided by the Company in 1997 was $95,000.

                                 PROPOSAL NO. 2

                        RATIFICATION AND APPROVAL OF THE
                GRANT OF STOCK OPTIONS TO NON-EMPLOYEE DIRECTORS


     On February 12, 1998, pursuant to the recommendation of the Stock Option Committee, the Board of Directors approved the grant of options (collectively, the "Options" and individually, an "Option") to purchase 200,000 shares of Common Stock to each of the Company's Non-Employee Directors, as set forth in the following table.

                                                    OPTION GRANTS TO
                                                  NON-EMPLOYEE DIRECTORS

NAME                                   DOLLAR VALUE ($)(1)                             NUMBER OF OPTIONS
----                                   --------------------                            -----------------
William P. Foley, II                        $ 56,150                                        200,000
Terry N. Christensen                          56,150                                        200,000
Frederick E. Fisher                           56,150                                        200,000
Clarence V. McKee                             56,150                                        200,000
Burt Sugarman                                 56,150                                        200,000
C. Thomas Thompson                            56,150                                        200,000
Jean Giles Wittner                            56,150                                        200,000


---------
(1) Based on the difference between the exercise price and the closing price of the Common Stock of $1.21875 as reported on the NASDAQ National Market on May 6, 1998.

      The Stock Option Committee and the Board of Directors believe that the grant of the Options to Non-Employee Directors helps the Company compete for, motivate and retain high caliber directors, and that it is in the best interests of the Company and its stockholders to grant these Options. Any increase in the value of the Options is dependent on appreciation in the market value of the Common Stock, and indirectly upon improved performance by the Company. Any such appreciation or improvement will benefit all stockholders of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE GRANT OF OPTIONS TO THE COMPANY'S NON-EMPLOYEE DIRECTORS.

     The Options, which are not transferable have a ten-year term and may be exercised at any time during such term, whether or not the holder remains a Director. The exercise price is $.938 per share, the closing price of the Common Stock on the NASDAQ National Market on the date of grant.

     An optionee will not recognize any taxable income at the grant of the Option, but will generally realize ordinary income for federal income tax purposes at the time of exercise of such Options equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. Any taxable income recognized in connection with an Option exercised by an optionee who at the time of exercise is an Employee of the Company will be subject to tax withholding. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term, mid-term or short-term capital gain or loss, depending upon the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of an Option.

                                 PROPOSAL NO. 3

         APPROVAL OF AMENDMENT OF THE COMPANY'S 1991 STOCK OPTION PLAN

DESCRIPTION OF THE AMENDMENT

     Subject to the approval of the stockholders, the Board of Directors, on the recommendation of the Compensation Committee, has amended the Company's 1991 Stock Option Plan (the "1991 Option Plan") to increase the number of shares of Common Stock subject to the plan by 4,500,000. The Board of Directors is of the opinion that the 1991 Option Plan has helped the Company compete for, motivate and retain high caliber executive, administrative and professional employees and that it is in the best interests of the Company and its stockholders to amend the 1991 Option Plan as proposed. Consistent with the Company's compensation objectives, awards under the 1991 Option Plan are dependent on those factors which directly benefit the Company's stockholders and on appreciation in the market value of the Common Stock.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT OF THE 1991 OPTION PLAN.

DESCRIPTION OF THE 1991 OPTION PLAN

     The 1991 Option Plan, as amended, will cover up to an aggregate of 9,500,000 shares of Common Stock. The 1991 Option Plan is administered by the Board or, at its option, a committee whose members are appointed by the Board of Directors (the "Committee"). All salaried employees of the Company and its subsidiaries are eligible to receive options. As of May 6, 1998, there were approximately 410 employees currently eligible to participate in the 1991 Option Plan and approximately 350 employees holding outstanding options under the 1991 Option Plan.

     The Committee has sole discretion to determine the employees to receive options under the 1991 Option Plan and the timing and amount of options granted under the 1991 Option Plan. The Committee may grant options pursuant to the 1991 Option Plan which are intended to meet the requirements of incentive stock options ("ISOs") as defined in Section 422 of the Internal Revenue Code of 1986, as amended ("Internal Revenue Code"), or options not intended to be ISOs ("Non-Qualified Options"). In addition, the Company may issue stock appreciation rights ("SARs") pursuant to the 1991 Option Plan. SARs are issued in tandem with options and require the payment upon exercise of an amount equal to the strike price of the option and the fair market value of the stock on the date of exercise. Such payment can be made by the Company in either cash or stock. The committee has the discretion to determine the exercise price of any option, although in the case of an ISO the price may not be less than 100% of the fair market value of the Common Stock at the time of grant, as determined by the closing price of the Common Stock on the NASDAQ National Market on such date. Shares subject to, but not delivered under an option terminating or expiring for any reason prior to its exercise in full are available for the grant of future options under the 1991 Option Plan.

     The total number of shares with respect to which options may be granted to any employee during any one fiscal year may not exceed 300,000 shares. As to ISOs, the IRC limits the maximum aggregate value of the Common Stock for which ISOs may become exercisable in any one year to $100,000. The term of an ISO is determined by the Committee, but may not exceed ten years from the date of grant. An ISO must be exercised by an employee either during employment or within three months of termination of employment. No ISO may be granted to any employee who immediately after the granting of such ISO would own more than 10% of the issued and outstanding Common Stock ("10% Stockholder"), unless the exercise price of the ISO is at least 110% of the fair market value of the Common Stock at the time of such grant and the ISO is not exercisable after five years from the date of such grant.

     In the event any change is made in the Company's capitalization that results from a stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares or any similar change affecting the Common Stock, appropriate adjustment, as determined by the Committee, will be made in the exercise price and in the number and class of shares subject to the option.

     The Board of Directors may amend or terminate the 1991 Option Plan from time to time in such respects as the Board may deem advisable; provided that the Board may not: (i) increase the number of shares subject to the 1991 Option Plan without stockholder approval; (ii) materially modify the requirements as to eligibility for participation; or (iii) materially increase the benefits accruing to participants under the 1991 Option Plan.

     An optionee who is granted an ISO generally will not recognize taxable income either upon the grant or the exercise of an ISO, although the exercise may be subject to the alternative minimum tax as the difference between the fair market value of the Common Stock at the time of exercise and the exercise price is a tax preference item. No deduction will ordinarily be available to the Company as a result of the grant or exercise of ISOs. Upon the sale or exchange of the shares underlying an ISO more than two years after the date of grant and one year after the date of exercise, the optionee will recognize capital gain (or loss) in the amount by which the sale price exceeds (or is less than) the adjusted basis of the shares. Such gain (or loss) will be mid-term gain (or loss) if the shares are held for more than one year from the date of exercise and will be long-term gain (or loss) if the shares are held for more than 18 months from the date of exercise. If the shares are sold prior to the end of the holding periods discussed above, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares on the date of exercise or (ii) the sale price of the shares.

     An optionee granted Non-Qualified Options is not subject to many of the restrictions involving ISOs. An optionee will not recognize any taxable income at the grant of the Non-Qualified Option, but will generally realize ordinary income for federal income tax purposes at the time of exercise of such option equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price. Any taxable income recognized in connection with a Non-Qualified Option exercised by an optionee who is an employee of the Company will be subject to tax withholding. Upon resale of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as described above, will be treated as long-term, mid-term or short-term capital gain or loss, depending upon the holding period. The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a Non-Qualified Option.

     The foregoing is only a summary of certain effects of federal income taxation upon the optionee and the Company with respect to the grant and exercise of options under the 1991 Option Plan, does not purport to be complete and does not discuss the tax consequences of the optionee's death or the income tax laws of any local, state or foreign jurisdiction in which any optionee may reside.

AMENDED PLAN BENEFITS

     The following table sets forth certain information with respect to stock options granted pursuant to the 1991 Option Plan during the fiscal year 1997 to: (i) the Named Executive Officers; (ii) all current executive officers as a group; (iii) all current Directors who are not Executive Officers as a group; and (iv) all non-Executive Officer employees as a group. The options shown below are not necessarily indicative of the number of options that may be granted in the future.

NAME & POSITION                         DOLLAR VALUE(1)               NUMBER OF OPTIONS
---------------                         ---------------               -----------------
James J. Gillespie                             --                               -0-
Chief Executive Officer

C. Thomas Thompson                         $  -0-                           160,000
Vice Chairman

James T. Holder                               -0-                           100,000
Senior Vice President,
General Counsel and Secretary

Joseph N. Stein (2)                            --                               -0-
Executive Vice President and
Chief Administrative Officer

Richard E. Fortman (2)                         --                               -0-
President and Chief Operating Officer

Michael T. Welch                               --                               -0-
Vice President, Operations Services
and Research and Development

All Current Executive Officers as             -0-                           260,000
a group (5 persons)

All Current Non-Executive Officer              --                               -0-
Directors as a group (7 persons)

All Non-Executive Officer                  $2,500                            65,000
Employees as a group (2 persons)

---------------

(1) Based upon the difference between the exercise price and the closing price of the Common Stock of $1.25 as reported on the NASDAQ National Market on May 5, 1998.

(2) Messrs. Stein and Fortman were each granted options to purchase 250,000 shares of Common Stock outside of the 1991 Option Plan.

                                 PROPOSAL NO. 4

                  RATIFICATION AND APPROVAL OF APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Company has engaged the firm of KPMG Peat Marwick LLP, independent certified public accountants, to report upon the financial statements included in the Annual Report submitted herewith. A representative from said firm will be in attendance at the Meeting, will have the opportunity to make a statement if desired, and will be available to respond to any questions from those in attendance. The Company has appointed KPMG Peat Marwick LLP to report upon its financial statements for the fiscal year ending December 28, 1998, subject to ratification of such appointment by the stockholders at the Meeting. Stockholder ratification of the Company's independent certified public accountants is not required by the Company's By-Laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends that you vote "FOR" such ratification. If the stockholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.


                                 OTHER BUSINESS

     Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.


                           STOCKHOLDER PROPOSALS FOR
                    PRESENTATION AT THE 1999 ANNUAL MEETING

     The Board of Directors requests that any stockholder proposals intended for presentation at the 1999 Annual Meeting be submitted to James T. Holder, Secretary, in writing no later than January 15, 1999, for consideration for inclusion in the Company's proxy materials for such meeting.

     The Company's By-Laws require certain advance notice to the Company of any nominations by stockholders of persons to stand for election as directors at stockholders' meetings. Notice of director nominations must be timely given in writing to the Secretary of the Company prior to the meeting at which the directors are to be elected. To be timely, notice must be received at the principal executive offices of the Company not less than 60 nor more than 90 days prior to the meeting of stockholders; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs.

     A stockholder's notice with respect to a director nomination must set forth (i) certain information about the nominee, (ii) the consent of the nominee to serve as a director if elected, (iii) the name and record address of the nominating stockholder, (iv) the class or series and number of shares of the Company which are beneficially owned by such stockholder, (v) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person pursuant to which the nominations are to be made, (vi) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons named, and (vii) certain other information.

     The complete By-Law provisions governing these requirements are available to any stockholder without charge upon request from the Secretary of the Company.


                           ANNUAL REPORT ON FORM 10-K

     THE COMPANY WILL PROVIDE WITHOUT CHARGE, UPON WRITTEN REQUEST, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 29, 1997, AS AMENDED, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, AND THE COMPANY'S QUARTERLY REPORT ON FORM 10-Q FOR THE QUARTERLY PERIOD ENDED MARCH 23, 1998. WRITTEN REQUESTS, ACCOMPANIED BY A GOOD FAITH REPRESENTATION THAT, AS OF MAY 11, 1998, THE PERSON MAKING THE REQUEST WAS THE BENEFICIAL OWNER OF COMMON STOCK, SHOULD BE DIRECTED TO CHECKERS DRIVE-IN RESTAURANTS, INC., 600 CLEVELAND STREET, 8TH FLOOR, CLEARWATER, FLORIDA 34615, ATTENTION: CORPORATE SECRETARY.



                                        By Order of the Board of Directors,


                                        JAMES T. HOLDER
                                        Secretary


Dated:   May 15, 1998

                                                                        APPENDIX

                                     PROXY

                      CHECKERS DRIVE-IN RESTAURANTS, INC.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                ANNUAL MEETING OF STOCKHOLDERS -- JUNE 11, 1998


         The undersigned hereby appoints James J. Gillespie, Joseph N. Stein and James T. Holder, and each of them, proxies with full power of substitution, for and in the name of the undersigned to vote all shares of Common Stock of Checkers Drive-In Restaurants, Inc., a Delaware corporation (the "Company"), that the undersigned would be entitled to vote at the Company's 1998 Annual Meeting of Stockholders to be held on June 11, 1998 (the "Meeting"), and at any adjournments thereof, upon the matters set forth in the Notice of the Meeting as stated hereon, hereby revoking any proxy heretofore given. In their discretion, the proxies are further authorized to vote upon such other business as may properly come before the Meeting or any adjournments thereof.

         The undersigned acknowledges receipt of the Notice of the Meeting and the accompanying Proxy Statement, Annual Report and Form 10-Q.

         (Continued and to be SIGNED on the other side)


-------------------------------------------------------------------------------

                           -- FOLD AND DETACH HERE --


                                ADMISSION TICKET



                         ANNUAL MEETING OF STOCKHOLDERS
                                       OF
                      CHECKERS DRIVE-IN RESTAURANTS, INC.


                 THURSDAY, JUNE 11, 1998, 1:30 PM (LOCAL TIME)

                        FESS PARKER'S DOUBLETREE RESORT
                          633 EAST CABRILLO BOULEVARD
                           SANTA BARBARA, CALIFORNIA

THE BOARD RECOMMENDS A VOTE "FOR" PROPOSALS 1, 2, 3, 4 AND 5.

Please mark your vote as indicated in this example:  [X]

1.       Election of Directors Below.

         Nominees:

         Terry N. Christensen, James J. Gillespie and Peter C. O'Hara For, except vote withheld from the following nominee(s):

-----------------------------------------------------------------------------------------------------------------
                                                                        FOR         WITHHELD       ABSTAIN

2.       Ratify and approve the grant of                                [ ]           [ ]            [ ]
         options to the Company's Non-Employee
         Directors.

3.       Ratifiy and approve an amendment to                            [ ]           [ ]            [ ]
         the Company's 1991 Stock Option
         Plan.

4.       Ratify and approve the appointment                             [ ]           [ ]            [ ]
         of KPMG Peat Marwick LLP as indepen-
         dent auditors.

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES FOR DIRECTORS LISTED ABOVE, FOR APPROVAL OF THE PROPOSALS SET FORTH ABOVE AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

SIGNATURE ___________________          SIGNATURE ___________________

Date: _____________                          Date: _____________


NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.